Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56670, 333-148188, 333-168672, 333-176144, 333-188446 and 333-197992) of Seattle Genetics, Inc., of our report dated February 27, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Seattle, Washington
February 27, 2015